Exhibit 99.1

Zurn Water Solutions Completes Combination with Elkay Manufacturing;
Creates Unrivaled Leader in Sustainable Water Solutions

MILWAUKEE – July 1, 2022 – Zurn Water Solutions Corporation (NYSE: ZWS) announced today that it completed the previously announced combination with Elkay Manufacturing Company, a market leader of commercial drinking water solutions.

“The addition of Elkay is part of our ongoing strategy as a pure play water business to create significant value for our stakeholders,” said Todd A. Adams, Chairman and CEO of Zurn Elkay Water Solutions. “This combination brings together two iconic brands that serve the same end markets with complementary products, shared values and cultures – ultimately creating an unrivaled portfolio of water solutions in North America. Planning teams have worked to prepare for a smooth integration, and we remain confident in our ability to deliver on $50 million of synergy opportunities. Together we can provide customers the capability to advance their sustainability initiatives while reducing their initial and operating costs and providing a hygienic environment for the end-user.”

Transaction Structure

Under the terms of the transaction agreements, subject to certain holdbacks and post-closing adjustments, the merger consideration to Elkay shareholders consisted of approximately 51.6 million shares of Zurn common stock, which results in former Elkay shareholders owning approximately 29% of the combined company.

Following the closing of the transaction, Zurn changed its legal name from Zurn Water Solutions Corporation to Zurn Elkay Water Solutions Corporation. Zurn Elkay common stock will continue to trade on the New York Stock Exchange under the ticker symbol “ZWS.”

Zurn Elkay Water Solutions will continue to be led by the existing Zurn Water Solutions Board of Directors with the addition of two new directors who currently serve on the Elkay Board of Directors. The combined company is headquartered in Milwaukee, Wisconsin, and Todd Adams remains Chairman and Chief Executive Officer.

Website

In conjunction with the new company name, Zurn Elkay Water Solutions launched a new company website www.Zurn-Elkay.com.

Zurn Elkay Water Solutions | 511 W. Freshwater Way | Milwaukee, WI 53204

About Zurn Elkay Water Solutions

Headquartered in Milwaukee, Wisconsin, Zurn Elkay Water Solutions is a growth-oriented, pure-play water business that designs, procures, manufactures, and markets what we believe is the broadest sustainable product portfolio of solutions to improve health, human safety, and the environment. The Zurn Elkay product portfolio includes professional grade water control and safety, water distribution and drainage, drinking water, finish plumbing, hygienic, environmental and site works products for public and private spaces. Visits www.zurn-elkay.com for additional information about the Company.

Forward-Looking Statements

Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Zurn Elkay Water Solutions Corporation as of the date of the release, and Zurn Elkay Water Solutions Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in the Company’s Form 10-K for the period ended December 31, 2021 as well as the Company’s annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the SEC for a further discussion of the factors and risks associated with the business.

Investor Relations:

Dave Pauli, Vice President – Investor Relations

414-223-7770

Media Relations Zurn:

Angela Hersil, Director – Corporate Communications

855-480-5050

414-808-0199
Corporate.Communications@zurn.com

Zurn Elkay Water Solutions | 511 W. Freshwater Way | Milwaukee, WI 53204